Exhibit 99.1

Altisource Asset Management Corporation Announces a Two-for-One Stock Split

CHRISTIANSTED, U.S. Virgin Islands – (BUSINESS WIRE) – August 4, 2023 --Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) announced today that the Board of Directors has approved and declared a two-for-one split of AAMC’s common stock in the form of a stock dividend.
“The stock dividend is required to allow for AAMC to reach the minimum level of 1,100,000 publicly held shares which is consistent with the remediation plan submitted to the NYSE on June 30, 2022”, stated Jason Kopcak, Chief Executive Officer and Director. “Upon the shares being distributed the Company will be compliant with the publicly held share requirement under Section 1003(a)(iii).”
Each stockholder of record on August 14, 2023 will receive a dividend of one additional share of common stock for each then-held share, to be distributed after close of trading on September 13, 2023. Trading will begin on a stock split-adjusted basis on September 14, 2023.

About AAMC

AAMC is a private credit provider that originates alternative assets to supply liquidity and capital to under-served markets. Additional information is available at www.altisourceamc.com .

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions. These statements may be identified by words such as “anticipate”, “intend”, “expect”, “may”, “could”, “should”, “would”, “plan”, “estimate”, “target”, “seek”, “believe”, and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that may cause actual results and events to differ materially from what is contemplated by the forward-looking statements.
The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events, or otherwise.

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